Exhibit 10.60

FIRST AMENDMENT TO EXECUTIVE SEVRANCE AGREEMENT

This First Amendment to Executive Severance Agreement (the “Amendment”) is entered into on this 30 day of July, 2012, by and between ModusLink Global Solutions, Inc., a Delaware corporation (the “Company”) and Scott R. Crawley (“Executive”);

WHEREAS, the parties have entered into an Executive Severance Agreement dated as of August 29, 2011 (the “Agreement”); and

WHEREAS, the parties mutually desire to further amend the Agreement;

NOW, THEREFORE, the parties hereto agree as follows, effective as of the date hereof:

Unless the context indicates otherwise, capitalized terms used but not defined in this Amendment shall have the respective meanings assigned to them in the Agreement;

Section 3(a) of the Agreement is amended to read as follows:

“(a) In the event the employment of the Executive is terminated by the Company for a reason other than for Cause (as defined below) then the Executive shall be entitled to receive the following as severance (i) his then current base salary, and (ii) his target annual bonus for the year in which the Termination Date occurs (the “Severance Pay”), payable in installments over a period of twelve (12) months following the Termination Date. In the event that the Executive is entitled to severance benefits under Section 3(b) below, this Section 3(a) shall not apply and shall have no further force or effect.”

The Agreement is affirmed, ratified and continued as amended by the Amendment and as further amended hereby.

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first written above.

MODUSLINK GLOBAL SOLUTIONS, INC.		EXECUTIVE

By:	/s/ Peter L. Gray	/s/ Scott R. Crawley
Its:	EVP, CAO & General Counsel	Scott R. Crawley